UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Buffalo Wild Wings, Inc.

(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP

MARCATO INTERNATIONAL MASTER FUND LTD.

MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP

SCOTT O. BERGREN

RICHARD T. MCGUIRE III

SAM ROVIT

EMIL LEE SANDERS

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On April 27, 2017, Marcato Capital Management LP and certain affiliates (“Marcato”) presented at the 13D Monitor Active-Passive Investor Summit. The following slides were used in connection with Marcato’s presentation.

13-D MONITOR ACTIVE-PASSIVE INVESTOR SUMMIT APRIL 2017

DisclAIMER The views expressed in this presentation (the “Presentation”) represent the opinions of Marcato Capital Management LP and/or certain affiliates (“Marcato”) and the investment funds it manages that hold shares in Buffalo Wild Wings, Inc. (the “Company”). This Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation, and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Marcato, and are based on publicly available information and Marcato analyses. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) by the Company or other companies that Marcato considers comparable. Marcato has not sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Information contained in the Presentation has not been independently verified by Marcato, and Marcato disclaims any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Marcato disclaims any obligation to correct, update or revise the Presentation or to otherwise provide any additional materials. Neither Marcato nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy, fairness or completeness of the information contained herein and the recipient agrees and acknowledges that it will not rely on any such information. Marcato recognizes that the Company may possess confidential information that could lead it to disagree with Marcato’s views and/or conclusions. Funds managed by Marcato currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading—buying and selling—securities. Marcato may buy or sell or otherwise change the form or substance of any of its investments in any manner permitted by law and expressly disclaims any obligation to notify any recipient of the Presentation of any such changes. There may be developments in the future that cause funds managed by Marcato to engage in transactions that change the beneficial and/or economic interest in the Company. The Presentation may contain forward-looking statements which reflect Marcato’s views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved. The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that any specific portfolio securities identified and described in the Presentation were or will be profitable. Under no circumstances is the Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security, nor does the Presentation constitute either an offer to sell or a solicitation of an offer to buy any interest in funds managed by Marcato. Any such offer would only be made at the time a qualified offeree receives the Confidential Explanatory Memorandum of such fund. Any investment in the Marcato Funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment.

Certain information concerning the participants Marcato International Master Fund Ltd. (“Marcato International”) and the other Participants (as defined below) have filed a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2017 annual shareholders meeting (the “2017 Annual Meeting”) of Buffalo Wild Wings, Inc., a Minnesota corporation (“BWW”). Prior to the 2017 Annual Meeting, Marcato International intends to furnish to shareholders of BWW, and file with the SEC, a definitive proxy statement and an accompanying proxy card. The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP, Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”). MARCATO INTERNATIONAL STRONGLY ADVISES ALL SHAREHOLDERS OF BWW TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ANY OTHER PROXY MATERIALS FILED BY MARCATO INTERNATIONAL WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (888) 750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT (212) 750-5833). As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of BWW (the “Common Stock”), representing approximately 5.9% of the outstanding shares of Common Stock and Marcato Special Opportunities Fund directly owns 32,600 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock. In addition, Marcato Capital Management LP, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and Marcato Special Opportunities Fund, therefore, may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato International and Marcato Special Opportunities Fund and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.

BUFFALO WILD WINGS ("BWLD"): A GROWING, DISTINCTIVE RESTAURANT BRAND

Ticker: "BWLD"
Recent Stock Price: $155

- **Differentiated concept focused on "wings, beer, and sports"**
- **~1,250 units with long-term potential to grow to 1,700 units in US & Canada and 400+ units internationally (~70% future unit growth)**

- **<u>Capitalization</u>:**
  - Market Cap: $2.5 billion
  - Enterprise Value: $2.7 billion
- **<u>Valuation ('17E)</u>:**
  - P / E: 26.8x
  - EV / EBITDA: 8.8x
- **<u>Consensus Estimates</u>:**
  - 2017E EPS: ~$5.76 per share
  - 2017E EBITDA: ~$305 million

MARCATO

Source: Company filings, CapitalIQ. Market data as of 4/19/17, the last day before Marcato's definitive proxy filing.

3

Why we invested in buffalo wild wings Differentiated concept with long runway for growth SSS declines, operational missteps, and poor capital allocation have hurt shares Opportunity to create substantial shareholder value by: Improving “4-wall” profitability and returns Transitioning to a 90%+ franchised model Optimizing capital structure

Highlights from Marcato’s Campaign

SAME-STORE SALES GROWTH, TRAFFIC, AND MARGINS HAVE ALL DETERIORATED

SSS GROWTH IS AT LOWEST LEVELS IN OVER A DECADE, DUE TO DEEP & ACCELERATING DECLINES IN TRAFFIC AND MIX



Underperforming the industry(1)
5.2%
1.3%
3.9%
6.6%
2.1%
4.5%
7.7%
2.6%
5.1%
6.0%
1.9%
4.1%
5.9%
3.4%
2.5%
7.0%
4.3%
2.7%
4.2%
3.8%
0.4%
3.9%
3.9%
0.0%
1.9%
4.0%
(2.1%)
3.1%
(4.8%)
(1.7%)
3.5%
(5.6%)
(2.1%)
3.4%
(5.2%)
(1.8%)
1.4%
(5.4%)
(4.0%)
Q4 '13
Q1 Q2 Q3 Q4 2014
Q1 Q2 Q3 Q4 2015
Q1 Q2 Q3 Q4 2016
Menu Price Adjustments
Traffic, Mix & Other

MARCATO BELIEVES "4-WALL" MARGINS HAVE SUFFERED DUE TO EXPENSE MISMANAGEMENT



19.8%
21.5%
20.3%
18.4%
17.7%
18.9%
18.8%
18.2%
18.6%
19.5%
17.9%
17.6%
15.6%
-590 bps since Q1'14 peak
Q4 '13
Q1 Q2 Q3 Q4 2014
Q1 Q2 Q3 Q4 2015
Q1 Q2 Q3 Q4 2016
"4-Wall" Margins

MARCATO

Source: Company filings, Wall Street research.
(1) Underperformance relative to industry refers to Knapp-Track.

6

When growth slowed, BWLD acquired franchised stores for high multiples Total Acquisition Expense $33.7m $43.6m $4.3m $30.5 $205.2m # Units Acquired: 18 18 3 13 54 – – – 2 1 --Existing BWW --Existing R Taco – – – – 4 --BWW under Construction Estimated acquisition cost per restaurant | 2011 – 2016 Avg. Replacement Cost: $2,300 Source:Company filings, Marcato estimates. Franchise rights for Rusty Taco included in purchase price. 2014 calculation assumes full ownership of all restaurants acquired. (1)2015 acquisition included franchise rights of $99m. BWLD’s franchisee acquisitions in 2015 valued acquired stores ~80% above prior four-year average and ~50% above replacement cost 18 18 3 15 59

BWLD’s shares have underperformed against relevant benchmarks Summary of shareholder returns “We believe the stock performance is compelling evidence of the effectiveness of the Board and management” -Buffalo Wild Wings Media Statement, 3/8/17 Source:Company filings, CapitalIQ. Market data as of 4/19/17, the last day before Marcato’s definitive proxy filing. Note:Proxy peers include BJRI, BLMN, BOBE, EAT, CAKE, CMG, CBRL, PLAY, DIN, DPZ, DNKN, FIVE, PNRA, RRGB, RT, TXRH, and ULTA. Total shareholder return for proxy peer group uses the median return for applicable peers over each timeframe.

Marcato’s key recommendations to BWLD Improve “4-wall” Ebitda & returns Marcato recommendation: Target 90% mix by 2020; presentation articulates value creation from franchising BWLD management: Still working with advisors to determine optimal mix Over 2 months have passed since initial discussions; no update since Increase capital allocation discipline Marcato recommendation: Engage operational consultants to prioritize areas for maximizing unit-level profit BWLD management: Announced 20% 4-wall margin target at Analyst Day, no explanation of targeted expense areas, timeline, or plan of action Unclear whether consultants have been contacted Transition to a 90% franchised model Marcato recommendation: Target appropriate mix of debt and equity, framework for evaluating capital planning decisions BWLD management: Leveraged buyback announced at Analyst Day (no timeline); potentially busted math “Framework” offered by management is vague, prioritizes growth over ROIC I. B. C. We asked: Optimize cap structure Improve core biz Refranchise Improve “4-Wall” Profitability and Returns Transition to a 90% Franchised Model Optimize Capital Structure II. III. Strategic & financial drivers impact to value Improve Returns on Capital Reduce Cost of Capital Create Economic Value + =

Industry experts see multiple ways to improve margins Source:Marcato’s presentation to BWLD management from June 2016, external consultants. A major consulting firm that evaluated BWLD at Marcato’s request identified several areas for potential margin improvement equivalent to 275 – 600bps Address Food Costs Menu design, protein management and waste mitigation 50 to 100 basis points Labor and staffing efficiencies Optimization of staffing between floor and kitchen 50 to 100 basis points Procurement Purchasing leverage, reduce non value added costs 75 to 125 basis points Spans & Layers Operational control bands to manage company owned and franchised units 25 to 150 basis points Franchise Management Domestic vs. international focus and service level 25 to 50 basis points Other Concepts Determine value add of being part of BWLD 50 to 75 basis points Cost SG&A 50 to 100 basis points 50 to 100 basis points 75 to 125 basis points 25 to 150 basis points 25 to 50 basis points 50 to 75 basis points

Wall Street Analyst: “[Franchisees] currently generate store margins that are up to 1000BP stronger than BWLD company stores” “[Franchisees] generate much stronger store margins even after paying royalties and advertising fees to BWLD corporate” –Jim Sanderson, Arthur Wood, 3/28/17 Source:Company filings, Wall Street research. Note:“Food, beverage & packaging” refers to “cost of sales” line item for BWLD and “food, beverage and packaging” costs line item for the largest BWLD franchisee (also referred to henceforth as “SAUC”). “Labor” costs refer to “labor” line item for BWLD and “compensation costs” for SAUC. Other operating costs for SAUC add back the 5% royalty paid to BWLD for comparability. BWLD’s largest franchisee’s “4-wall” margins are materially higher than BWLD’s Largest BWLD Franchisee The real margin gap is even larger than reported: BWLD’s COGS and rent are “subsidized” by vendor rebates on franchisee purchases & significant RE ownership

HIGHLY FRANCHISED COMPANIES TRADE AT HIGHER MULTIPLES

- 70+% mix = higher multiples
- BWLD is one of few "in the middle"
- BWLD's growth would command a premium multiple if it were more highly franchised

↑ *Franchise Mix*
=
↑ *Margin*
=
↑ *ROIC*
=
↑ *Multiple*



< 30% Franchised
L: 4.1x M: 9.9x H: 10.9x
30 - 70% Franchised
L: 8.2x M: 8.7x H: 14.3x
>70% Franchised
L: 9.5x M: 14.7x H: 19.6x
EV / EBITDA (NTM)
20.5x
19.0x
17.5x
16.0x
14.5x
13.0x
11.5x
10.0x
8.5x
7.0x
5.5x
4.0x
DPZ
QSR
PLKI(2)
YUM
PZZA
DNKN
MCD
WEN
PNRA(2)
PNRA (4/15/15)(1)
JACK
SONC
DENN
DIN
PLAY
CAKE
TXRH
DRI
CBRL
BJRI
RRGB
BLMN
RT
EAT
–
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
% Franchised
≤ 1% EBITDA growth ('17-'18E)
1-7% EBITDA growth ('17-'18E)
7+% EBITDA growth ('17-'18E)

Source: Company filings, CapitalIQ. Market data as of 4/19/17. EBITDA multiples shown on an "NTM" basis, based on Wall Street consensus estimates.
(1) On April 15, 2015, Panera announced progress on its earlier goal of refranchising 50-150 stores in 2015, as well as achieving G&A savings & an increased repurchase program funded with cash flow, new debt, and the proceeds from refranchising. Panera cited its engagement in constructive dialogue with Luxor Capital.
(2) Represents unaffected multiples referring to last days before widespread public M&A rumors (4/2/17 and 2/10/17 for PNRA and PLKI, respectively).

MARCATO

12

Industry-leading advisor says major refranchising is highly feasible Source:Marcato’s presentation at Sohn SF in October 2016. “We are highly confident BWLD could refranchise their owned stores at a multiple of 6.0x or higher and estimate a refranchising process to 90% could take as few as 18-24 months” – Cypress Group

We believe BWLD’s stock price could rise by more than 2-3x under marcato’s proposal Potential value creation for buffalo wild wings| 2016A – 2021E Source:Marcato’s June 2016 presentation to BWLD management. Market data as of 4/19/17. Note:Status quo case from June 2016 assumed no refranchising and no impact from leveraged share buyback announced subsequently by management 49% 63% 72% 81% 90% 90% ~8.5x 13.0x Franchise Mix EV/EBITDA 26.9x 20.3x Implied P/E 17.4 13.7 11.8 8.8 7.0 6.6 Basic Share Count Status Quo Current / 2016A 2017E 2018E 2019E 2020E 2021E High: $311 @ 10.0x EBITDA Mid: $265 @ 8.5x EBITDA Low: $218 @ 7.0x EBITDA 90% Franchised High: $458 @ 14.5x EBITDA Mid: $402 @ 13.0x EBITDA Low: $346 @ 11.5x EBITDA +83% +53% Δ ‘16 - ’21 (25%) (62%) 7.3% 9.8% 11.1% 14.5% 21.1% 26.9% EBIT Margin +268% Recent: $155

Righting the Ship Requires New Leadership

Let’s be clear: BWLD management is not capable of executing “4-Wall” profit margins lag largest franchisee International development targets have been missed & extended by 2-5 years Loyalty and Tablet Order & Pay still not fully rolled out, despite three years of planning and millions of dollars spent Guest Experience Captains program has wasted money for nearly five years, having never produced positive ROI through operating leverage Current management has failed to hit their own goals for years: Why should they be given another opportunity to fail? Management is years behind plan on nearly every strategic priority:

employees and franchisees offer proof that the business is being mis-managed Employees “Company retains a ‘small-company’ mentality that is lacking…structured corporate processes” “Buffalo Wild Wings senior management is taking the company down a path of no return” Franchisees “[M]y two supervisors – a direct, and a vice president - had NO restaurant experience” “To improve the performance of BWW, I would clean house and get operators involved in the management” “It is my sincerest hope that [BWW] will heed your company’s structural and strategic advice” “[BWW needs] fresh senior management which has a real interest in franchisees[’] profitability” Source:Submissions to www.WinningAtWildWings.com. Quotes shown were previously published in Marcato’s “Third Party Validation” presentation, filed on Form DFAN14A on 4/20/17.

HUNDREDS OF OPEN MARKET SALES & *ONLY ONE* OPEN MARKET PURCHASE IN 13+ YEARS



Since 2003, insiders have constantly sold stock
Only once in 13+ years has a BWLD insider (Cindy Davis) reached into their own pocket and bought stock at market value
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
Open-market Sale
Open-market Purchase

	Open Mkt. Transactions: Sales	Open Mkt. Transactions: Purchases
Current + Recent Insiders	667	1
SENIOR MANAGEMENT		
Sally Smith	129	–
James Schmidt	80	–
Judith Shoulak	65	–
TENURED DIRECTORS		
J. Oliver Maggard	48	–
James Damian	16	–
Michael Johnson	–	–
Jerry Rose	–	–
Cindy Davis	–	1
RECENTLY-DEPARTED SENIOR MANAGEMENT		
Mary Twinem	133	–
Kathleen Benning	73	–
RECENTLY-REPLACED DIRECTORS		
Warren Mack	71	–
Dale Applequist	52	–

Source: Company filings as of 3/6/17.

Note: Open market transactions include outright sales only and do not include shares gifted, transferred, or delivered or withheld for tax purposes, or shares purchased through the ESPP. Not all individual sale transactions included in total count of open market transactions are depicted on timeline due to multiple sales and other transactions occurring on the same day.

MARCATO

18

Sally Smith CEO & President James Schmidt COO Judith Shoulak EVP, N. America In aggregate, BWLD’s top executives have unloaded 92% of all shares they have been granted since IPO Does this behavior reflect alignment of interests with shareholders? Lee Patterson (EVP, North America) Shares sold as a percentage of shares granted Still sold 600 shares in 2004 despite zero grants Still sold 527 shares in 2004 despite zero grants Sally Smith sold more than 100% of all shares granted in nine of the last 14 years James Schmidt sold more than 100% of all shares granted in six of the last 14 years Judith Shoulak sold more than 100% of all shares granted in four of the last 14 years Source:Company filings and presentation transcripts as of 3/6/17. Note:Purchases include shares acquired through the ESPP. Grants include performance-based RSUs awarded 2/17/17 that had not yet been reported as settled as of 3/6/17. Sales include 10b5-1 plan and open market sales, as well as gifted shares and shares delivered or withheld for tax purposes.

NOMINATIONS SINCE IPO MEMBERS SINCE IPO A Culture of Complacency: Board appears to have no oversight or accountability over management This should be the slide showing Board Composition over time, and potentially committee composition: could have a timeline of all the Board members since the Company became public, and then once we showed up, the did a refresh which was the first time in years July 2016: Marcato files 13D Longstanding directors appear to concede all strategic decisions to CEO Sally Smith Financial & legal “advisors” hired by the Company have only defended status quo New directors selected by entrenched Board members to embrace and reinforce status quo Since we arrived: 4 of 8 Directors replaced Since we arrived, the Board has exhibited dismissive and entrenching behavior… Company has not produced a single analysis of how status quo creates equity value Management focused on the easiest and smallest actions to help “win” proxy contest Start of Director Tenure Duration of Director Tenure End of Director Tenure Source:Company filings. Note:Names in red indicate directors nominated by the Company for election at the 2017 Annual Meeting.

ONLY ONE OF BWLD'S INDEPENDENT DIRECTOR NOMINEES HAS WORKED AT A RESTAURANT IN THE PAST DECADE

	Directors whose replacement we seek			Directors recently nominated by BWLD			
BWLD Nominees	J. Oliver Maggard 	Jerry Rose 	Cindy Davis 	Andre Fernandez 	Hal Lawton 	Harmit Singh 	Janice Fields 
Sectors Worked	*Investment Banking*	*Agribusiness*	*Golf*	*Media*	*Big-Box Retail, eCommerce*	*Apparel, Lodging, Restaurants*	*Restaurants*
Employers in Last 5 yrs.	CAYMUS EQUITY	Cargill	NIKEGOLF	CBS RADIO; Jrn JOURNAL COMMUNICATIONS	ebay; THE HOME DEPOT	Levi's; HYATT	McDonald's
Formative Roles	*Finance*	*Supply Chain*	*Golf Equipment & Media*	*Finance and Strategy*	*Hardlines Merchan-dising*	*Finance*	*Franchising & Operations*

We believe that BWLD's turnaround should be led by a Board with *relevant qualifications in restaurant operations*

MARCATO

Source: Company filings.

Note: Directors shown in order of decreasing tenure, from left to right. Directors shown exclude Sally Smith (President & CEO of BWLD) and Sam Rovit, who was originally nominated by Marcato and whom BWLD has chosen to include on their 2017 nominee slate as well.

21

Our nominees will make Buffalo Wild Wings a winning company again Sam Rovit Scott Bergren Lee Sanders Mick McGuire Prior Corporate Associations Roles and Expertise Former CEO of Pizza Hut’s Global Business Veteran Franchising, Marketing, & Operations Expert 20yrs. in Restaurant Supply Chain, Retail, Food, & Corporate Strategy Turnaround Expert Former CEO and Franchising Head at Several Global Brands, Including Buffalo Wild Wings BWLD’s 3rd Largest Shareholder, Committed to Accountability & Shareholder Alignment Source:www.WinningAtWildWings.com.